Exhibit 99.1 200 E Randolph St Chicago IL 60601 Tel: +1 312 782 5800 Contact Stefanie Murphy Date October 1, 2013 Telephone +1 312 228 2121 Email stefanie.murphy@lasalle.com Jones Lang LaSalle Income Property Trust Completes Retail Acquisition in Suburban Houston Third Acquisition in 90 Days Chicago (October 1, 2013) – Jones Lang LaSalle Income Property Trust, Inc., (the “Company”) today announces it has completed the acquisition of Grand Lakes Marketplace, a grocery-anchored retail shopping center located in Katy, TX, a western suburb of Houston. The property was purchased in a joint venture between Jones Lang LaSalle Income Property Trust and Fidelis Realty Partners in which the Company will hold a 90% controlling interest. The recently constructed 131,000 square foot center is 100% leased to 21 tenants, with Whole Foods as the anchor tenant. Other notable national tenants include Cost Plus World Market, Stein Mart, and Verizon. The weighted average remaining lease term is 12 years, excluding renewal options. The neighborhood center is strategically situated in an infill location within the Grand Lakes master planned community, creating high barriers to entry. The property also benefits from outstanding demographics, with roughly 177,000 residents and an average household income of $112,000 over a five mile radius. The rapidly growing Katy area is desirable for residents due to the relatively affordable yet high quality standard of living, excellent school system, and short distance to major employment centers along the I-10 energy corridor. “This investment is aligned with our strategy of enhancing our portfolio through the acquisition of income- oriented properties with a current focus on retail properties anchored by grocery stores located in growing markets with solid demographics,” commented Allan Swaringen, President and CEO of Jones Lang LaSalle Income Property Trust. “The property’s excellent location and long-term leases with contractual rent increases should provide the fundamentals to sustain continuing strong investment performance and support stable returns.” Alan Hassenflu, CEO of Fidelis, noted that "Fidelis is thrilled to be partnering with Jones Lang LaSalle Income Property Trust on this great asset. Fidelis developed Grand Lakes by accumulating three parcels of land and created one of the most dynamic grocery centers in suburban Houston. Fidelis looks forward to a long relationship with Jones Lang LaSalle Income Property Trust.” Jones Lang LaSalle Income Property Trust is a non-listed, daily valuation perpetual life real estate investment trust (REIT) that gives investors access to a growing portfolio of commercial real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms. For more information on the Company, please visit our website at www.jllipt.com. ### About Jones Lang LaSalle Income Property Trust Jones Lang LaSalle Income Property Trust is a non-listed, daily valuation perpetual life real estate investment trust (REIT) that owns and manages a diversified portfolio of high quality, income-producing office, retail, industrial and apartment properties located primarily in the United States. Jones Lang LaSalle Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. About LaSalle Investment Management LaSalle Investment Management, Inc., a member of the Jones Lang LaSalle group (NYSE: JLL) and advisor to Jones Lang LaSalle Income Property Trust, is a leading global real estate investment manager, with $46.3 billion of assets under management of private and public property equity investments. LaSalle is active across a range of real estate capital and operating markets including private and public, debt and equity and its clients include public and private pension funds, insurance companies, governments, endowments and private individuals from across the globe. For more information, visit www.lasalle.com. Forward Looking Statements This press release may contain forward-looking statements with respect to Jones Lang LaSalle Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements.